SCHEDULE 1
10F-3 REPORT
Smith Barney World Funds & Travelers Series
Funds - Syndicate Reporting Supplement
February 1st, 2005 through April 29th, 2005


Issuer	        Trade Date Joint/Lead Manager      Co-Manager
LasVegas Sands  02/03/05    Goldman Sachs 	   Citigroup
			        & Co.         JPMorgan Securities
			                      Lehman Brothers
			                      Merrill Lynch & Co
			                      Scotia Capital Inc
			                      UBS

TribalGaming    02/03/05   Bank of America
(Mohegan)                  Securities, LLC   LLC Calyon Securities
		             Citigroup	     Commerzbank AG
	               SG Corp & Investment  Key Capital Markets Inc
			      Banking        RBS Greenwich Capital
			                     Wells Fargo Securities

Host Marriott  03/03/05	     Citigroup	     Banc of America
		                             Securities, LLC
                           Deutsche Bank     Bank of New York
		           Securities, Inc.  Securities
                           Goldman Sachs     Bear Stearns&CoInc
			      & Co.          Calyon New York
			                     RBS Securities Corp
			                     Scotia Capital Inc
			                     Societe Generale
			                     WachoviaSecuritiesInc

Levi           03/07/05    Bank of America   BearStearns&Co. Inc
(Floating Rate)            Securities, LLC   Credit Suisse
		           Citigroup	     First BostonCorp
		           Goldman Sachs
		              & Co.
                           JP Morgan
		           ScotiaCapitalInc

HuntsmanCorp  02/10/05     Citigroup	    CIBC World Markets
(HUN)                      Credit Suisse
                           First BostonCorp Jefferies & Co
                           Deutsche Bank    JP Morgan Securities
                           Securities Inc.
                           Merrill Lynch
                              & Co	    Lehman Brothers
			                    Natexis
			                    Bleichroeder Inc
                                            Scotia Capital Inc
			                    UBS
			                    WR Hambrecht
                                            & Co LLC
Selling Group

Blaylock & Partners
CMG Institutional Trading LLC
Muriel Siebert & Co Inc
Samuel A Ramirez & Co
Williams Capital Group LP


Fastclick 03/31/05        Citigroup	    Jefferies & Co
                          Credit Suisse     Thomas Weisel
                          First BostonCorp  Partners LLC

Global    04/14/05	  Goldman Sachs      Citigroup
Santafe Corp              & Co.
		          JP Morgan         Credit Suisse
                                            First BostonCorp.